UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2011 (February 11, 2011)
LOJACK CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-8439	04-2664794

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 781-251-4700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.
On February 11, 2011, the Board of Directors of LoJack Corporation (the “Company”) elected Marcia J. Hooper and Gary E. Dilts as a Director of the Company effective as of February 22, 2011.
Ms. Hooper is President of HooperLewis, LLC, a venture capital services and investment firm. Prior to founding HooperLewis in 2007, Ms. Hooper was a partner at Castile Ventures, a U.S. based venture capital firm from 2002 to 2007.
Mr. Dilts is a Principal at Automotive Command LLC, an automotive advisory firm, and Managing Partner at Veritas Automotive and Machinery, a distributor of automobiles and machinery doing business in the Middle East. From 2007 to 2010, Mr. Dilts was Senior Vice President — Global Automotive for J.D. Power and Associates.
It is expected that Ms. Hooper will be named to the Company’s Audit Committee and that Mr. Dilts will be named to the Company’s Compensation Committee and Nominating and Corporate Governance Committee.
Both Ms. Hooper and Mr. Dilts will be compensated as a Director in accordance with the Company’s Board Compensation arrangement as set forth in the Company’s Current Report on Form 8-K, filed with the Commission on May 27, 2009, and incorporated herein by reference. On February 22, 2011, each will receive a pro rata portion of the annual cash and equity grant pursuant to the Company’s Board Compensation arrangements.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

99.1	Press Release of LoJack Corporation dated February 15, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOJACK CORPORATION
(Registrant)

By:	/s/ Kathleen P. Lundy
Kathleen P. Lundy
Vice President and General Counsel
Date: February 15, 2011